[LETTERHEAD TELAXIS COMMUNICATIONS]

                    Telaxis Communications and Young Design
                         Agree to Strategic Combination
                                 March 18, 2003






Telaxis Contact:                                          YDI Contact:
----------------                                          ------------
David L. Renauld                                        Robert E. Fitzgerald
Vice President,                                         Chief Executive Officer
Corporate Affairs                                       (703) 205-0600
(413) 665-8551

FOR IMMEDIATE RELEASE
---------------------
March 18, 2003

                     TELAXIS COMMUNICATIONS AND YOUNG DESIGN
                         AGREE TO STRATEGIC COMBINATION

              COMBINED Company To Offer expanded Suite of Products From 802.11b at 2.4 Ghz to Gigabit ethernet at 60 GHz

     SOUTH DEERFIELD, MA, March 18, 2003 - Telaxis Communications Corporation (Nasdaq:TLXS), a developer of wireless fiber optic and Ethernet connectivity products, and Young Design, Inc. (YDI), a privately-held leading manufacturer of broadband solutions for Wireless Internet Service Providers (WISPs), common carriers and mobile carriers, today announced a definitive strategic combination agreement that would combine the technical capabilities and financial resources of Telaxis with the strong revenue growth, historical profitability, diversified customer base, and sales channels of YDI.

     The combination will bring together YDI's lower-frequency IEEE 802.11b, base station, customer premise equipment, and Ethernet bridge products with Telaxis' higher-frequency FiberLeap(TM) and EtherLeap(TM) products. This product and frequency range will enable the combined entity to service needs of a wide range of customers, from low-cost, lower-capacity applications through carrier-class, high-capacity connectivity needs. The combined entity will benefit from YDI's ability to recognize customer needs, create leading-edge product offerings, and successfully bring those products to market and Telaxis' experience in quickly developing robust products for low-cost, high-volume production.

Background of YDI
-----------------

     YDI is based in Falls Church, Virginia. The two stockholders of YDI are Michael Young, the founder of the company and currently a director, President, and Chief Technical Officer, and Concorde Equity, a private investment company controlled by Robert Fitzgerald, current Chief Executive Officer of YDI.

     Formed in 1986, YDI is a leading supplier of high-speed license-free wireless data communication systems and offers some of the most technically advanced wireless voice and data communication equipment available. YDI built its reputation on 2.4 GHz and 5.8 GHz extended range solutions. It has an extensive line of radios, wireless local area network (LAN) devices, wireless wide area network (WAN) systems, amplifiers, cables and antennas. YDI currently

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Telaxis Communications and Young Design
Agree to Strategic Combination
March 18, 2003
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manufactures  and  supplies  equipment  for  thousands  of WISPs and  businesses worldwide. YDI is also a source for Agere 802.11b Wi-Fi(TM) compatible wireless networking system products for small- and medium-sized original equipment manufacturers (OEM) in North America, Central America, South America, and the Caribbean region.

     YDI's revenue has grown from $2.5 million in 1999 to $20.3 million in 2002. YDI has been profitable every year since 1999. This financial information is based on audited financial statements of YDI. Neither Telaxis nor YDI is currently providing any projections for future financial performance of the combined entity.

Transaction Overview
--------------------

     Telaxis will be the continuing corporation, and its current stockholders will continue holding Telaxis stock following this transaction. In the transaction, Telaxis will issue stock to the current YDI stockholders and YDI will become a wholly-owned subsidiary of Telaxis. After the completion of the transaction, Telaxis expects to change its corporate name to "YDI Wireless, Inc." at the next meeting of its stockholders. Until that time, Telaxis expects to use "YDI Wireless, Inc." as a trade name.

     Under the terms of the definitive agreement,  YDI stockholders will receive
2.5 shares of Telaxis common stock for each share of YDI common stock. This exchange ratio will not be adjusted for changes in the price of Telaxis common stock. Based on shares currently outstanding, YDI stockholders would own approximately 69% of the combined entity and Telaxis stockholders would own approximately 31% of the combined entity. Telaxis will also assume approximately 702,500 outstanding options to acquire shares of YDI common stock, and those options will be converted into options to acquire approximately 1,756,250 shares of Telaxis common stock.

     The Telaxis common stock will be issued to the YDI stockholders in a private transaction. The YDI stockholders have accepted restricted stock that will not initially be registered with the Securities and Exchange Commission and therefore is subject to significant limitations on their ability to sell that stock for some period of time. Telaxis has agreed to register that stock sometime in the first half of 2004.

     Telaxis expects that this transaction will impact its current warrantholders. Telaxis has outstanding warrants to purchase approximately 912,500 shares of its common stock with a weighted average per share purchase price of approximately $1.08. This transaction is expected to cause the number of shares of Telaxis common stock that could be purchased under those warrants to increase and the purchase price for those shares to decrease. After the adjustment, Telaxis expects the weighted average purchase price to be over $.50 per share and the number of shares subject to the outstanding warrants to be no more than 1.8 million.

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Telaxis Communications and Young Design
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March 18, 2003
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Combined Company Operations
---------------------------

     The combined company will be headquartered in Falls Church, Virginia and will initially have approximately 95 employees. Sales offices will be located in YDI's current Falls Church and Sunnyvale, California locations. Another sales office may be opened in Telaxis' leased facility near Dallas, Texas, which was previously vacated as part of a restructuring plan. Telaxis' South Deerfield, Massachusetts operation will be the product and technology development center for the combined company.

Board Members and Management
----------------------------

     Following the transaction, Telaxis will continue its seven-member Board of Directors. Telaxis will initially designate three directors, and YDI will initially designate four directors. The directors from Telaxis who will continue on the Board of Directors are expected to be Carol Armitage (who is expected to serve as Chairperson of the Board of Directors), Ralph Goldwasser (who is expected to serve as Chairman of the Audit Committee of the Board of Directors), and John Youngblood (currently Chief Executive Officer and President of Telaxis). The directors expected to be designated by YDI include Robert Fitzgerald, Michael Young, and Gordon Poole (currently a director and Vice President, Sales West of YDI). YDI expects to designate its fourth board member before closing. This fourth board member will be an independent director.

     Dr. Albert Paladino, Allan Doyle, Jr., and David Norbury are expected to resign from the Telaxis Board of Directors immediately before closing.

     Robert Fitzgerald, current Chief Executive Officer of YDI, will serve as President and Chief Executive Officer of the combined entity. He will continue to apply his entrepreneurial skills in meeting customer needs with internally developed and OEM products and in running a cost efficient company. Michael Young will continue to drive product vision as the Chief Technical Officer of the combined company. John Youngblood will serve as special advisor to the President. It is currently expected that he will be responsible for investor relations and for assisting in consolidating the operations of the two companies and transitioning YDI operations into a public company environment. Pat Milton, currently the Chief Financial Officer at YDI, will become Chief Financial Officer for the combined company.

     Dennis Stempel, current Senior Vice President, Finance and Operations, and Chief Financial Officer of Telaxis, and David Renauld, current Vice President, Legal and Corporate Affairs, of Telaxis are expected to leave the company shortly after closing of the transaction.

Trading of Telaxis Common Stock
-------------------------------

     Given the terms of the transaction, it is unlikely that the combined entity would meet the necessary qualifications for listing on the NASDAQ SmallCap Market, where Telaxis' common stock currently trades. This was a major factor in Telaxis' decision to voluntarily de-list its common stock from the NASDAQ SmallCap Market shortly before completing the strategic combination with YDI.


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Telaxis Communications and Young Design
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Telaxis  expects  that its  common  stock  will  trade  on the  Over-the-Counter
Bulletin Board after completion of the transaction.

     Even without a transaction with YDI, it would be difficult for Telaxis to maintain its common stock listing on the NASDAQ SmallCap Market. Telaxis is currently not in compliance with the NASDAQ listing requirements and would have to maintain a minimum $1.00 bid price for at least ten business days before July 7, 2003 to achieve compliance. Due to Telaxis' current business outlook, there is substantial question about Telaxis' ability to achieve compliance without a significant reverse split of Telaxis' common stock.

Timetable and Conditions for Completing Transaction
---------------------------------------------------

     The contemplated combination of Telaxis and YDI is expected to close on April 1, 2003. The closing is subject to conditions described in the definitive agreement.

     The YDI Board of Directors and the YDI stockholders have both already approved this transaction with Telaxis.

     The Telaxis Board of Directors has approved this described transaction with YDI. Prior to approving this transaction, the Telaxis Board of Directors received an opinion from its financial advisors, Ferris, Baker Watts, Inc., that the transaction is fair from a financial point of view to the Telaxis stockholders. Given the terms and nature of the contemplated transaction described above and Telaxis' contemplated voluntary delisting of its common stock from the NASDAQ SmallCap Market before closing, there is no vote of Telaxis stockholders needed prior to completing this transaction.

     Prior to approving this transaction, the Telaxis Board of Directors undertook an intensive analysis of other alternatives available to Telaxis. Since August 2002, Telaxis has repeatedly stated publicly that it is considering strategic alternatives. Due to these public statements, industry knowledge and contacts, and assistance from Telaxis' financial advisors, Telaxis was presented with and considered a large number of different strategic transactions. Telaxis has also considered the possibility of liquidation. After careful consideration at many meetings, the Telaxis Board of Directors concluded that the transaction with YDI offered the best value for the Telaxis stockholders.

Comments from Telaxis and YDI
-----------------------------

     "The combination of Telaxis and YDI combines the leading engineering capabilities and advanced FiberLeap(TM) and EtherLeap(TM) products from Telaxis with YDI's historically growing revenue base, wide range of WWAN and WLAN products, and proven direct sales force serving one of the few exciting markets in the wireless industry today," John Youngblood said. "The combined company will benefit from the highly experienced engineering management and talented people from Telaxis, and their proven capabilities to rapidly develop carrier grade products, together with YDI's entrepreneurial management, and their proven ability to run a lean and profitable company. This is a powerful combination,


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Telaxis Communications and Young Design
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and I will enthusiastically assist Rob in building a major force in the wireless industry."

     YDI Chief Executive Officer Robert Fitzgerald said: "The combined Telaxis and YDI product lines and engineering capabilities give us a dramatic competitive advantage in the wireless marketplace. We are committed to realizing the value of this combination."

About Telaxis Communications
----------------------------
Telaxis is developing its FiberLeap(TM) product family to enable direct fiber optic connection to wireless access units and to transparently transmit fiber optic signals over a wireless link without the use of conventional modems. Taking advantage of Telaxis' high-frequency millimeter-wave expertise, the FiberLeap(TM) product family is being developed to use the large amounts of unallocated spectrum above 40 GHz to provide data rates of OC-3 (155 Mbps), OC-12 (622 Mbps), and Gigabit Ethernet. Telaxis has recently demonstrated its initial EtherLeap(TM) product, an 802.11-based Ethernet Local Area Network (LAN) radio operating at millimeter-wave frequencies. For more information about Telaxis, please visit its website at www.tlxs.com or contact the company by telephone at 413-665-8551 or by email at IR@tlxs.com.

About Young Design
------------------
Young Design, Inc. is a world leader in providing extended range products for license free wireless data delivery systems. YDI manufactures products that extend the range of IEEE 802.11 wireless local area network (WLAN) systems as well as a broad family of high capacity point-to-point wireless backhaul products. In addition, YDI is a leading designer of turnkey extended range wireless systems for large-scale deployments and supplies wireless data equipment to over 1,000 wireless Internet service providers (ISPs) worldwide. YDI is headquartered at 8000 Lee Highway, Falls Church, Virginia and can be contacted at www.ydi.com or by contacting Robert Fitzgerald at (703) 205-0600 or at rf@ydi.com.

Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts, including statements regarding the business outlook or expected performance or developments of Telaxis, YDI, or the combined company, are forward-looking statements that involve risks, uncertainties, and assumptions. The actual results of Telaxis, YDI, or the combined company may differ materially from the results anticipated in these forward-looking statements. Telaxis and YDI cannot guarantee that the strategic combination will be completed due to the risks and uncertainties relating to their ability to satisfy the conditions to the closing of this transaction. Even if the transaction is completed, the forward-looking statements involve additional risks and uncertainties that could contribute to such differences including, without limitation, risks relating to the ability of the companies to integrate in a cost-effective, timely manner without material loss of employees or customers; the risk that the expected synergies and other benefits of the combination will not be realized at all or to the extent expected; the risk that cost savings from the combination may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the combination; the time and costs required to complete the contemplated transaction and then integrate the companies; management and board interest in and distraction due to this transaction; the need for timely admission for trading on the Over-The-Counter Bulletin Board; costs and delays in implementing common systems and procedures, including financial accounting systems; risks associated with YDI's lack of experience operating as a public company, including the process of periodic financial reporting; risks associated with YDI's need to adopt and implement in a short period of time a substantial number of additional accounting controls, procedures, policies, and systems to facilitate timely and accurate periodic financial reporting; the expected need for the combined company to hire additional accounting staff, including individuals familiar with periodic financial reporting; the fact that the issuance of a very large number of shares of common stock may cause a substantial decline in the market price of the common stock; the possible need or desire for a reverse split of Telaxis' common stock; a severe worldwide slowdown in the telecommunications equipment market; the uncertainty in the larger economy; working capital constraints; fluctuations in customer demand and commitments; difficulties in predicting the combined company's future financial performance; introduction of new products; commercial acceptance and viability


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of new  products;  difficulties  in developing  and supplying  products with the desired features and price in a timely and cost-effective manner; cancellations of orders without penalties; competitive products and pricing; reliance upon
subcontractors;   difficulty   in  obtaining   satisfactory   performance   from
third-party suppliers and manufacturers; the ability of customers to finance their purchases of the combined company's products; the timing of new technology and product introductions; the risk of early obsolescence; difficulties inherent in entering new markets and in developing new products; Telaxis' difficulties in obtaining customers; lack of market demand for Telaxis' products; Telaxis' stockholder litigation; difficulties in attracting and retaining personnel; inability to protect proprietary technology; possible intellectual property infringement, warranty and other claims; and difficulties in obtaining any necessary governmental permits, waivers, or approvals. Further information on these and other factors that could affect the actual results of Telaxis, YDI, or the combined company is included in filings made from time to time with the Securities and Exchange Commission, including on Form 10-K and Form 10-Q, and in the other public statements made by these companies, including their press releases.

EtherLeap, FiberLeap, Telaxis Communications, and its logos are trademarks of Telaxis Communications Corporation. Other names may be trademarks or service marks of their respective owners.